Exhibit 10.(dd)
[NAME]
MARCH 15, 2024
PARENT-BASED
AWARD LETTER
Protective Life Corporation has awarded you:
Parent-Based Award Valued at _______
Date of Grant: March 15, 2024
This Parent-Based Award was awarded pursuant to the Protective Life Corporation Long-Term Incentive Plan (the “Plan”), and is subject to the terms and conditions contained in the 2024 Parent-Based Award Provisions (“Provisions”), as set forth in Appendix A to this Award Letter, and the Plan. The Plan and the Provisions contain terms and conditions regarding the vesting and payment of this Parent-Based Award, termination of employment, forfeiture, tax withholding, competitive and conflicting activities, confidentiality, non-solicitation of Company employees and customers, regulatory compliance, recoupment, remedies, and other important matters, and I encourage you to read the Provisions carefully.
Please retain these documents in your personal records.

Richard J. Bielen
President and Chief Executive Officer of
Protective Life Corporation